Exhibit 3.5
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775)  684  5708
Website:  secretaryofstate.biz

          Amendment to
   Certificate of Designation
After Issuance of Class of Series                        Filed #C5713-99
   (PURSUANT TO NRS 78, 1955)                             SEP 26, 2004
                                                        In the office of
                                                          Dean Heller
                                                 Dean Heller, Secretary of State

                                                         ABOVE SPACE IS FOR
                                                         OFFICE USE ONLY

Important: Read attached instructions before completing form.

                           Certificate of Designation
                        After Issuance of Class of Series
         (Pursuant to NRS 78, 1955 - After Issuance of Class of Series)

1.   Name of Corporation:

     PALOMAR ENTERPRISES, INC.

2.   Stockholder approval pursuant to status has been obtained.

3.   The class or series of stock being amended:

     CLASS B PREFERRED STOCK 5,000,000 SHARES.

4. By a resolution adopted by the board of directors, the certificates of designed is being amended as follows or the new class or series is:

     CLASS B PREFERRED STOCK IS TO CONSIST OF 50,000,000 SHARES

5.   Effective date of filing (optional):

6.   Officer Signature (required):    STEVE BONENBERGER
                                      --------------------------------

     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

     Filing Fee: $175.00

     SUBMIT IN DUPLICATE


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